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                                                                     Exhibit 8.1
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              [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

                              December 9, 2002

HomePride Mortgage and Finance Corp.
c/o HomePride Finance Corp.
    10801 Mastin Blvd.
    Bldg. 84, Ste. 500
    Overland Park, Kansas 66210

Ladies and Gentlemen:

    We have advised HomePride Mortgage and Finance Corp. (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its Pass-Through Certificates (the "Certificates") and Asset-Backed Notes (the "Notes," and together with the Certificates, the "Securities"), each issuable in series (each, a "Series"). Such advice conforms to the description of selected federal income tax consequences to holders of the Securities that appears under the heading "Material Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3 as prepared for filing by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on December 9, 2002 (the "Registration Statement"). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects. To the extent that such description explicitly states our opinion, we hereby confirm and adopt such opinion herein.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                       Very truly yours,


                                       /s/ ORRICK HERRINGTON & SUTCLIFFE LLP